Alliance Select Investor Series, Inc.
Exhibit 77Q1(a)
811-09176



Articles of Incorporation: Incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on May 22, 1998.

Articles of Amendment to Articles of Incorporation: Incorporated by reference to Exhibit 1(b) to Pre-Effective Amendment No. 1 to
Registrant's Registration Statement on Form N-1A, filed with the
Securities and Exchange Commission on June 30, 1998.

By-Laws: Incorporated by reference to Exhibit 2 to Pre-Effective

Amendment No. 1 to Registrant's Registration Statement on Form
N-1A, filed with the Securities and Exchange Commission on June
30, 1998
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Alliance Select Investor Series, Inc.
Exhibit 77Q1(e)
811-09176






Investment Advisory Agreement: Incorporated by reference to
Exhibit 5 to Pre-Effective Amendment No. 1 to Registrant's
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on June 30, 1998.









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